Exhibit 99.1
For Immediate Release

China TransInfo Technology Corp.	CCG Investor Relations Inc.
Ms. Fan Zhou, IR Director	Mr. Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: ir@ctfo.com	Email: crocker.coulson@ccgir.com
Web site: www.ccgirasia.com

China TransInfo Technology Corp. Appoints BDO Guangdong
Dahua Delu as New Independent Auditor

Beijing, China – November 30 2009, China TransInfo Technology Corp., (NASDAQ GM: CTFO), ("China TransInfo" or "the Company"), a leading provider of public transportation information systems technology and comprehensive solutions in the People’s Republic of China (“PRC”), today announced that it appointed BDO Guangdong Dahua Delu (“BDO Shenzhen”), a member firm of BDO Seidman, LLP as its independent auditor to replace Simon & Edwards, LLP Certified Public Accountants (“S&E”), effective immediately.

The dismissal of S&E and the appointment of BDO Shenzhen have been approved by the Company’s Audit Committee. There were no disagreements between China TransInfo and S&E on any matter of accounting principles, practices, financial statement disclosure, or auditing scope or procedure in connection with S&E’s audit and audit-related services provided prior to their termination..

"We look forward to developing a strong working relationship with BDO Shenzhen and continuing to provide timely and accurate financial information to the investment community," stated Mr. Shudong Xia, Chief Executive Officer of China TransInfo. “We believe that BDO Shenzhen is the ideal external audit firm for China TransInfo as we continue to expand our business. We expect the engagement of BDO Shenzhen to benefit the long term interests of our shareholders.”

About China TransInfo

China TransInfo, through its affiliate, China TransInfo Technology Group Co., Ltd., (the “Group Company”) and the Group Company’s PRC operating subsidiaries, is primarily focused on providing transportation information services and comprehensive solutions based on GIS technologies. The Company aims to become the largest transportation information products and comprehensive solutions provider, as well as the largest real time transportation information platform operator and provider in China. In addition, the Company is developing its transportation system to include Electronic Toll Collection (ETC) technology. As the co-formulator of several transportation technology national standards, the Company owns software copyrights for 88 software products and has won 5 of the 10 model cases sponsored by the PRC Ministry of Communications. The Company’s affiliation with Peking University provides the Company access to the University’s GeoGIS Research Laboratory, including over 30 Ph.D. researchers. As a result, the Company is playing a key role in setting the standards for electronic transportation information solutions. For more information, please visit the Company’s website at www.chinatransinfo.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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